FIRST AMENDMENT

TO

PARTICIPATION AGREEMENT

Among

MET INVESTORS SERIES TRUST,

MET INVESTORS ADVISORY LLC,

METLIFE INVESTORS DISTRIBUTION COMPANY

And

METROPOLITAN LIFE INSURANCE COMPANY

This AMENDMENT (this “Amendment”) is made and entered into as of the 30th day of April, 2007 by and among MET INVESTORS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the “Fund”), METROPOLITAN LIFE INSURANCE COMPANY (the “Company”) on its own behalf and on behalf of each of its separate accounts set forth on Schedule A hereto, as amended from time to time (each an “Account”), MET INVESTORS ADVISORY LLC (the “Adviser”) and METLIFE INVESTORS DISTRIBUTION COMPANY (the “Underwriter”).

WHEREAS, the Company, on its own behalf and on behalf of each Account, the Underwriter and the Fund are parties to a Participation Agreement dated as of April 30, 2001 (the “Agreement”);

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Section 11 of the Agreement entitled ‘Notices” shall be amended as follows:

“If to the Fund or to the Adviser:

260 Madison Avenue

New York, NY 10016

Attention: Elizabeth M. Forget, President

If to the Company:

Metropolitan Life insurance Company

501 Boylston Street

Boston, MA 02116

Attention: Alan C. Leland, Jr., Vice President

Copy to:

Metropolitan Life Insurance Company

501 Boylston Street

Boston, MA 02116

Attention: Law Department

If to the Underwriter:

5 Park Plaza, Suite 1900

Irvine, CA 92614

Attention: Richard C. Pearson, Executive Vice President and General Counsel”

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached.

3.	This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

4.	If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Kathleen Muleski
Name:	VP & Actuary
Its:	5/16/08

MET INVESTORS SERIES TRUST

By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget
Their:	President

MET INVESTORS ADVISORY LLC

By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget
Their:	President

MET INVESTORS DISTRIBUTORS COMPANY

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Executive Vice President and General Counsel

PARTICIPATION AGREEMENT

Among

MET INVESTORS SERIES TRUST,

MET INVESTORS ADVISORY LLC,

METLIFE INVESTORS DISTRIBUTION COMPANY

And

METROPOLITAN LIFE INSURANCE COMPANY

SCHEDULE A

ACCOUNTS AND ASSOCIATED VARIABLE INSURANCE CONTRACTS

Name of Account	Variable Insurance Contracts Funded by Account

Metropolitan Life Separate Account E	Variable Annuities

Metropolitan Life Separate Account F	Variable Annuities
Metropolitan Life Variable Annuity Separate Account I	Variable Annuities
Metropolitan Life Variable Annuity Separate Account II
The New England Variable Account	Variable Annuities

Metropolitan Life Separate Account UL	Variable Life Insurance

Metropolitan Life Separate Account DCVL	Private Placement Variable Life Insurance

Paragon Separate Account A	Variable Life Insurance

Paragon Separate Account B	Variable Life Insurance

Paragon Separate Account C	Variable Life Insurance

Paragon Separate Account D	Variable Life Insurance

Separate Account No. 13S	Variable Life Insurance

Separate Account 18S Separate Account 19S Separate Account 73S Separate Account 476 Separate Account 485	Private Placement Variable Life Insurance (LCL1)

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